Exhibit 99.1

The Class A common shares, par value $0.001 (the “Class A Shares”), of Athene Holding Ltd. (the “Issuer”) reported as sold were sold in connection with a secondary offering of the Issuer by certain of the Reporting Persons listed on this Form 4, as disclosed on the Issuer’s Registration Statement on Form S-1 (File No.  333-216758). The Class A common shares of the Issuer reported as beneficially owned are obtainable upon conversion at the election of the holder on a one-for-one basis of the Class B common shares of the Issuer. The shares reported as beneficially owned following the reported transaction are held of record by (i) Stanhope Life, L.P. (“Stanhope”), (ii) Stanhope Life II, L.P. (“Stanhope II”), (iii) AHL 2014 Investor, L.P. (“AHL Investor”), (iv) AHL 2014 Investor II, L.P. (“AHL Investor II”), (v) Apollo Principal Holdings III, L.P. (“Principal Holdings III”), (vi) Palmetto Athene Holdings (Cayman), L.P. (“Palmetto Cayman”), (vii) Apollo Palmetto Advisors, L.P. (“Palmetto Advisors”), (viii) Athene Asset Management, L.P. (“Athene Management”), (ix) AAA Guarantor - Athene, L.P. (“AAA Guarantor”), (x) AAA Associates, L.P. ( “AAA Associates”), and (xi) AAA Holdings, L.P. (“AAA Holdings”, and, together with Stanhope, Stanhope II, AHL Investor, AHL Investor II, Principal Holdings III, Palmetto Cayman, Palmetto Advisors, Athene Management, AAA Guarantor and AAA Associates, the “Record Holders”).  The number of shares reported as beneficially owned does not include 157,894 Class B common shares that have been granted to employees of certain of the reporting persons but are held by Apollo Management Holdings, L.P. (“Management Holdings”) as custodian.

Stanhope Life Advisors, L.P. (“Stanhope Life Advisors”) is the general partner of each of Stanhope and Stanhope II. Apollo Administration GP Ltd. (“Administration GP”) is the general partner of Stanhope Life Advisors. AHL 2014 Investor GP, Ltd. (“AHL Investor GP”) is the general partner of each of AHL Investor and AHL Investor II. Principal Holdings III is the sole shareholder of each of Administration GP and AHL Investor GP.  Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”) is the general partner of Principal Holdings III.

Apollo Palmetto Athene Partnership, L.P. (“Apollo Palmetto LP”) is the limited partner of Palmetto Cayman.  Apollo Palmetto Management, LLC (“Palmetto Management”) is the general partner of Palmetto Cayman, Palmetto Advisors, and Apollo Palmetto LP. Apollo Principal Holdings IV, L.P. (“Principal Holdings IV”) is the sole member of Palmetto Management. Apollo Principal Holdings IV GP, Ltd. (“Principal Holdings IV GP”) is the general partner of Principal Holdings IV. Apollo Palmetto Athene Management, LLC (“Palmetto Athene Management”) is the investment manager for Apollo Palmetto LP. The general partner of Athene Management is AAM GP Ltd. (“AAM GP”). The sole shareholder of AAM GP is Apollo Life Asset Ltd. (“Apollo Life”). Apollo Capital Management, L.P. (“Capital Management”) is the sole member-manager of Palmetto Athene Management and the sole shareholder of Apollo Life. The general partner of Capital Management is Apollo Capital Management GP, LLC (“Capital Management GP”).

AAA Investments, L.P. (“AAA Investments”) is the general partner of the AAA Guarantor. AAA Associates is the general partner of AAA Investments. AAA MIP Limited (“AAA MIP”) is the general partner of AAA Associates. Apollo Alternative Assets, L.P. (“AAA”) provides investment services to AAA Guarantor, AAA Investments, AAA Associates and AAA MIP. Apollo International Management, L.P. (“Int’l Management”) is the managing general partner of AAA. Apollo International Management GP, LLC (Int’l Management GP”) is the general partner of Int’l Management. AAA Holdings GP Limited (“AAA Holdings GP”) is the general partner of AAA Holdings.

Management Holdings is the sole member and manager of Int’l Management GP and Capital Management GP and the sole shareholder of AAA Holdings GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are executive officers and the managers or directors of Management Holdings GP, Principal Holdings III GP and Principal Holdings IV GP.

Each of the Record Holders, Stanhope Life Advisors, Administration GP, AHL Investor GP, Principal Holdings III GP, Apollo Palmetto LP, Palmetto Management, Principal Holdings IV, Principal Holdings IV GP, Palmetto Athene Management, AAM GP, Apollo Life, Capital Management, Capital Management GP, AAA Investments, AAA MIP, AAA, Int’l Management, Int’l Management GP, AAA Holdings GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the common shares of the Issuer included in this report, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of Stanhope, Stanhope II, Stanhope Life Advisors, Administration GP, AHL Investor, AHL Investor II, AHL Investor GP, Principal Holdings III, Principal Holdings III GP, Principal Holdings IV, Principal Holdings IV GP, AAM GP, Apollo Life and Palmetto Cayman is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, KY1-9005 Grand Cayman, Cayman Islands.  The address of Apollo Palmetto LP, Palmetto Management, AAA Investments and AAA is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address for AAA Associates, AAA MIP, AAA Holdings and AAA Holdings GP is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands.  The address of each of Athene Management, Palmetto Advisors, Palmetto Athene Management, AAA Guarantor, Int’l Management, Int’l Management GP, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP is 9 West 57th Street, New York, NY 10019.